Exhibit 24.1

POWER OF ATTORNEY

I, Russell William Teubner, a Director of Simmons First National Corporation, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher, Piper P. Erwin or Danielle Hasty to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

11/09/2017	/S/ Russell William Teubner
Date	Signature